Exhibit 99.1

Ozop Energy OZSC Forms Strategic Alliance with Grid & Energy Masterplanning, LLC.

WARWICK, NY, February 22, 2021 - Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), has announced that its fully owned subsidiary Ozop Energy Systems (OES) has announced a strategic partnership with Grid and Energy Masterplanning, LLC (“GEMM” or “The GEMM Network”), a company that provides advisory, financing and implementation solutions for behind-the-meter customers in the areas of Energy Efficiency, Solar, EV Charging, and Battery Storage.

“Ozop Energy System’s vision is to be a global leader of supply chain solutions within the ‘Energy Transition’ market,” stated Brian P Conway, Chief Executive Officer of OZSC. “By teaming up with the GEMM Network, we can now provide our customers with additional services such as Project Financing. Engineering Support, and Construction Management. It truly allows us to provide one-stop-shopping in this emerging and maturing sector.”

GEMM currently has 34 Energy Solution Provider Affiliates in 18 states and eight major metropolitan regions including New York City, Boston, Philadelphia, Baltimore-Washington, D.C., Charlotte, Chicago and Dallas-Ft. Worth. GEMM Affiliates are experienced energy professionals that serve the C&I sector providing onsite solutions that include Energy Efficiency, Distributed Generation, Battery Storage and EV Charging.

“We are excited to be working with Ozop Energy Systems’ (OES) as it brings together their broad experience in supply chain solutions with our deep knowledge and growing list of project opportunities for onsite energy retrofits and installations” stated GEMM CEO Scott Sine. “OES and GEMM represent the teaming of international supply chain logistics with best-in-class local execution, the necessary solution combination for the rapidly expanding Energy Transition economy. Accordingly, we are pleased to announce that we will be using OES and its supply chain expertise on a $3.7 million Near Net-Zero Office Retrofit Project GEMM is currently working on.”

For more information on GEMM please follow on the link,

https://www.gemmasterplanning.com/about-us

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

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The Waypoint Refinery (discord.com)

About Grid and Energy Masterplanning, LLC

Grid and Energy Masterplanning (gemmasterplanning.com) offers services in the design & engineering, installation, maintenance and financing of a wide variety of Energy Efficiency, Distributed Generation, Energy Storage and EV Charging solutions. Our “Think Globally, Act Locally” approach to Energy Transition projects brings cutting-edge knowledge and deep industry experience to localized solutions.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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Investor Relations Contact

The Waypoint Refinery, LLC

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www.thewaypointrefinery.com